UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): November 19, 2012

Pershing Gold Corporation
(exact name of registrant as specified in its charter)

Nevada	333-150462	26-0657736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1658 Cole Boulevard Building 6 – Suite 210 Lakewood, Colorado	80401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 705-9357

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Adam Wasserman resigned from his position as Chief Financial Officer of Pershing Gold Corporation (the “Company”) effective November 19, 2012.

David Rector resigned from his positions as Treasurer, Vice President of Administration and Finance and member of the Board of Directors (the “Board”) effective November 20, 2012.  Mr. Rector will remain an employee until December 31, 2012.

(c)           On November 19, 2012, the Board determined that Eric Alexander, the Company’s Vice President Finance and Controller, would succeed Adam Wasserman as the Company’s principal financial officer and principal accounting officer.  Mr. Alexander joined the Company in September 2012.  Prior to the joining the Company, Mr. Alexander was the Corporate Controller for Sunshine Silver Mines Corporation, a privately held mining company with exploration and pre-development properties in Idaho and Mexico, from March 2011 to August 2012.  He was Manager with Hein & Associates LLP from July 2010 to March 2011.  Before that, he was the Corporate Controller for Golden Minerals Company (successor to Apex Silver Mines Limited), a U.S. and Canadian publicly traded international mining company with operations and exploration activities in South America and Mexico from July 2007 to May 2010, and consultant for Hein until July 2010.   He has over 23 years of corporate, operational and business experience, and eight years of mining industry experience.

Mr. Alexander does not have a family relationship with any member of the Board or any executive officer of the Company, and Mr. Alexander has not been a participant or had any interest in any transaction with the Company that is reportable under Item 404(a) of Regulation S-K.

Pursuant the revised offer letter between the Company and Mr. Alexander dated November 21, 2012 (the “Offer Letter”), Mr. Alexander will have an annual salary of $175,000.  In addition, in connection with his appointment, the Company granted Mr. Alexander 200,000 shares of the Company’s restricted stock pursuant to and subject to the terms of the Company’s 2012 Equity Incentive Plan. The shares shall vest as follows: 33.33% on November 30, 2013, 33.33% on November 30, 2014, and 33.34% on November 30, 2015.

A copy of the Offer Letter is filed as Exhibit 10.1 and is incorporated herein by reference.

The Company entered into a severance compensation agreement with Mr. Alexander on November 21, 2012 (the “Severance Compensation Agreement”).  Pursuant to the Severance Compensation Agreement, Mr. Alexander is entitled to payments upon certain termination of employment events as described in the Severance Compensation Agreement.  The Severance Compensation Agreement also contains noncompetition, nonsolicitation and confidentiality restrictions.  A copy of the Severance Compensation Agreement is attached to this Report as Exhibit 10.2 and is incorporated herein by reference.

(d)           On November 19, 2012, Mr. Alex Morrison was appointed to the Board of Directors (the “Board”) of the Company. Mr. Morrison does not have a family relationship with any member of the Board or any executive officer of the Company, and Mr. Morrison has not been a participant or had any interest in any transaction with the Company that is reportable under Item 404(a) of Regulation S-K.  To the Company’s knowledge, there is no arrangement or understanding between any of its directors, officers and Mr. Morrison pursuant to which he was selected to serve as a director of the Company.  Compensation for Mr. Morrison has not been determined.

Item 9.01.  Financial Statements and Exhibits.

(d)           The following are filed as exhibits to this report on Form 8-K.

Exhibit No.	Description
10.1	Offer Letter, dated November 21, 2012, between the Company and Eric Alexander
10.2	Severance Compensation Agreement, dated November 21, 2012, between the Company and Eric Alexander

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 26, 2012

PERSHING GOLD CORPORATION

By:	/s/ Stephen Alfers
Stephen Alfers
Chief Executive Officer, President and Chairman